UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2015

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11988 El Camino Real, Suite 650 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective April 29, 2015, Celladon Corporation (the “Company”) terminated the Development, Manufacturing and Supply Agreement by and between the Company and Novasep, Inc. (“Novasep”) dated March 20, 2015 (the “Agreement”) pursuant to the Company’s post CUPID 2 data termination right, after concluding that the recently un-blinded data from the Company’s Phase 2b clinical trial of MYDICAR (CUPID 2) was such that the Company does not require production of MYDICAR drug substance at Novasep’s facility. The material terms of the Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2015 and are incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously announced on April 26, 2015, the Company’s CUPID 2 trial did not meet its primary and secondary endpoints. In light of these results, on April 26, 2015 the Company’s Board of Directors approved an approximately 50% reduction of the Company’s current full-time workforce of 34 employees in order to reduce operating expenses and conserve cash resources. The Company expects that a majority of employees included in this workforce reduction will be separated from the Company during the second quarter of 2015, with the remainder expected to be separated during the third quarter of 2015. The Company has also committed to retention payments payable to five key employees if such employees remain with the Company until December 31, 2015 or are terminated by the Company without cause prior to such date (the “Retention Plan”). The Company estimates that it will incur aggregate cash charges of approximately $1.7 million associated with the workforce reduction and Retention Plan during 2015 in connection with approximately $1.0 million in one-time severance payments, approximately $0.1 million in continuation of benefits, approximately $24,000 in outplacement service benefits and approximately $0.6 million by December 31, 2015 in connection with retention payments.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the reduction in workforce and the anticipated future reduction in operating expenses and cash conservation benefits associated therewith; and the future charges expected to be incurred and cash payments expected to be made in connection with the workforce reduction and the Retention Plan. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks and uncertainties associated with possible changes in the magnitude of the planned workforce reduction and the timing of employee separations, including as a result of changes that may occur in the Company’s operations or operating plan, or other reasons or events; possible changes in the amount of charges and cash payments associated with the workforce reduction, including the possibility that the Company may incur unanticipated charges or make cash payments that are not currently contemplated; and the Company’s ability to reduce its operating expenses and to conserve cash on a net basis as a result of the workforce reduction. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation
Dated: April 30, 2015
	By:	/s/ Paul B. Cleveland
Paul B. Cleveland
President and Chief Financial Officer